FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

           FIRST AMENDMENT (the "First Amendment") to Agreement and Plan of Merger (the "Original Agreement") dated as of January 3, 1997 among STAR MULTI CARE SERVICES, INC., a New York corporation ("Star"), EFCC ACQUISITION CORP., a New York corporation and a wholly-owned subsidiary of Star ("Merger Sub"), and EXTENDED FAMILY CARE CORPORATION, a New York corporation ("EFCC").

           WHEREAS, each of Star, Merger Sub and EFCC has entered into the Original Agreement and now desires to make certain changes to said Original Agreement;

           WHEREAS, the Boards of Directors of Star, Merger Sub and EFCC have approved the changes to the Original Agreement set forth in this First Amendment.

           NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions herein, the parties hereby agree as follows:

           1. Section 7.2(a) is hereby deleted in its entirety and replaced by the following:

                      "(a)       The Merger shall not have been  consummated  by
                      September 15, 1997, unless such failure of consummation is due to the failure of the terminating party to perform or observe any covenant, agreement or condition hereof to be performed or observed by it at or before the Closing Date;"

           2. Except as expressly amended by this First Amendment, the Original Agreement and all of its terms, covenants, conditions and provisions are hereby ratified and confirmed in all respects and shall continue in full force and effect.

           IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be signed by their respective officers thereunto duly authorized, as of the 6th day of April, 1997.

EXTENDED FAMILY CARE CORPORATION                 STAR MULTI CARE SERVICES, INC.


By: /s/ Joseph Heller                            By: /s/ Stephen Sternbach
   ---------------------------                      ---------------------------
   Joseph Heller, Vice President                    Stephen Sternbach, Chairman
                                                    and Chief Executive Officer


                                                 EFCC ACQUISITION CORP.


                                                 By:/s/ Stephen Sternbach
                                                    ---------------------------
                                                    Stephen Sternbach, Chairman
                                                    and Chief Executive Officer